Shutterfly, Inc. 8-K

Exhibit 99.1

Retention Agreement

This Retention Agreement (the “Agreement”) is entered into as of [December] [__], 2015 (the “Effective Date”), by and between [Executive] (the “Executive”) and Shutterfly, Inc., a Delaware corporation (the “Company”).

1.                Term of Agreement.

This Agreement shall terminate on the earlier of (i) December 31, 2016 (the “Expiration Date”), and (ii) the date the Executive’s employment with the Company terminates for a reason other than a Qualifying Termination. For the avoidance of uncertainty: Notwithstanding anything to the contrary in Section 2, the termination of this Agreement shall not constitute a Qualifying Termination.

2.                Qualifying Termination. If the Executive is subject to a Qualifying Termination (the date of such Qualifying Termination, the “Termination Date”), then, subject to the provisions of this Agreement, including Sections 3, 5 and 8, Executive will be entitled to the following benefits:

(a)             Severance Benefits. The Company shall pay the Executive twelve (12) months of his or her monthly base salary at the rate in effect immediately prior to the actions that resulted in the Qualifying Termination. Such severance payment shall be paid in accordance with the Company’s standard payroll procedures. The Executive will receive his or her severance payment in a cash lump sum made on the first business day occurring after the sixtieth (60th) day following the Separation.

(b)             Equity. Each of Executive’s then-outstanding Equity Awards (as defined in the following sentence) subject only to time vesting as of the date of Separation shall accelerate and become vested and exercisable as if Executive had completed an additional twelve (12) months of service as of the Termination Date. The accelerated vesting described above shall be effective as of the Separation. “Equity Awards” means all options to purchase shares of Company common stock, as well as any and all other stock-based awards granted to the Executive, including but not limited to stock bonus awards, restricted stock, restricted stock units, performance-based restricted stock units, and stock appreciation rights. Each of Executive’s then-outstanding Equity Awards subject to performance-based vesting criteria as of the date of Separation shall accelerate and become vested and exercisable as if Executive had completed an additional twelve (12) months of service as of the Termination Date; subject to achievement of and certification of achievement of all applicable performance criteria. The accelerated vesting described in the preceding sentence shall be effective as of the date of such certification.

(c)             Continued Employee Benefits. If Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company shall pay the full amount of Executive’s COBRA premiums on behalf of the Executive for the Executive’s continued coverage under the Company’s health, dental and vision plans, including coverage for the Executive’s eligible dependents, for the twelve (12) months following the Executive’s Separation or, if earlier, until Executive is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. Notwithstanding the foregoing, if the Company, in its sole discretion, determines that it cannot provide the foregoing subsidy of COBRA coverage without potentially violating or causing the Company to incur additional expense as a result of noncompliance with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage in effect on the date of the Separation (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made regardless of whether Executive elects COBRA continuation coverage and shall commence on the later of (i) the first day of the month following the month in which Executive experiences a Separation and (ii) the effective date of the Company’s determination of violation of applicable law, and shall end on the earlier of (x) the effective date on which Executive becomes covered by a health, dental or vision insurance plan of a subsequent employer, and (y) the last day of the period twelve (12) months after the Separation, provided that any taxable payments under Section 2(b) will not be paid before the first business day occurring after the sixtieth (60th) day following the Separation and, once they commence, will include any unpaid amounts accrued from the date of Executive’s Separation (to the extent not otherwise satisfied with continuation coverage). If the period comprising the sum of the sixty (60)-day period described in the preceding sentence and the ten (10)-day period described in Section 6(c) spans two calendar years, then the payments which constitute deferred compensation subject to Section 409A will not in any case be paid in the first calendar year. Executive shall have no right to an additional gross-up payment to account for the fact that such COBRA premium amounts are paid on an after-tax basis.

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3.                General Release. Any other provision of this Agreement notwithstanding, the benefits under Section 2 shall not apply unless the Executive (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he or she may then have against the Company or persons affiliated with the Company and such release has become effective and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims. The release must be in the form prescribed by the Company, without alterations (this document effecting the foregoing, the “Release”). The Executive must execute and return the Release within the time period specified in the form.

4.                Accrued Compensation and Benefits. Notwithstanding anything to the contrary in Section 2, in connection with any termination of employment (whether or not a Qualifying Termination), the Company shall pay Executive’s earned but unpaid base salary and other vested but unpaid cash entitlements for the period through and including the termination of employment, including unused earned vacation pay and unreimbursed documented business expenses incurred by Executive prior to the date of termination (collectively, “Accrued Compensation and Expenses”), as required by law and the applicable Company plan or policy. Executive shall also be entitled to any other vested benefits earned by Executive for the period through and including the termination date of Executive’s employment under any other employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements, except as modified herein (collectively, “Accrued Benefits”). Any Accrued Compensation and Expenses to which the Executive is entitled shall be paid to the Executive in cash as soon as administratively practicable after the termination and, in any event, no later than two and one-half (2-1/2) months after the end of the taxable year of the Executive in which the termination occurs or at such earlier time or to such lesser extent as may be required by Section 8. Any Accrued Benefits to which the Executive is entitled shall be paid to the Executive as provided in the relevant plans and arrangements.

5.                Covenants.

(a)             Non-Solicitation. During Executive’s employment and for twelve (12) months thereafter, in addition to Executive’s other obligations hereunder or under Executive’s confidentiality or invention assignment agreement, Executive shall not, in any capacity, whether for Executive’s own account or on behalf of any other person or organization, directly or indirectly, with or without compensation, (a) solicit, divert or encourage any officers, directors, employees, agents, consultants or representatives of the Company (including any affiliate), to terminate his, her or its relationship with the Company (including any affiliate) and (b) solicit, divert or encourage any officers, directors, employees, agents, consultants or representatives of the Company (including any affiliate) to become officers, directors, employees, agents, consultants or representatives of another business, enterprise or entity.

(b)             Confidentiality, Cooperation and Non-Disparagement. The Executive agrees that, following his or her cessation of employment, he or she shall cooperate with the Company in every reasonable respect and shall use his or her best efforts to assist the Company with the transition of Executive’s duties to his or her successor and maintain the confidentiality of all materials and information provided or made available to Executive in connection with Executive’s employment or service. The Executive further agrees that he or she shall not in any way or by any means disparage the Company, the members of the Company’s Board of Directors or the Company’s officers and employees.

6.                Definitions.

(a)             “Cause” means the occurrence of any of the following: Executive’s (i) gross negligence or willful misconduct in the performance of his or her duties; (ii) commission of any act of fraud or material dishonesty with respect to the Company; (iii) conviction of, or plea of guilty or “no contest” to, a felony or a crime of moral turpitude or dishonesty; (iv) material breach of any proprietary-information and inventions agreement with the Company or any other unauthorized use or disclosure of the Company’s confidential information or trade secrets and (v) repeated failure to perform duties reasonably assigned to him or her.

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(b)             “Code” means the Internal Revenue Code of 1986, as amended.

(c)             “Good Reason” means, without the Executive’s consent, any of the following: (i) reduction in base salary by 10% or more, other than as part of an across-the-board reduction applicable to all Company executives; (ii) change in level or significant change in scope of job responsibilities; or (iii) the relocation of the Company’s corporate office at which Executive works by more than fifty (50) miles, which relocation materially increases Executive’s commuting distance. For the purpose of clause (ii), a change in responsibility shall not be deemed to occur (A) solely because Executive is part of a larger organization, (B) solely because of a change in title, or (C) solely because the Executive no longer serves on the Board of Directors or committee thereof, if applicable. For the Executive to receive the benefits under this Agreement as a result of a voluntary resignation under this subsection (c), all of the following requirements must be satisfied: (1) the Executive must provide notice to the Company of his or her intent to assert Good Reason within sixty (60) days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iii); (2) the Company will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, the Executive may withdraw his or her resignation or may resign with no benefits and (3) any termination of employment under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition set forth in subclauses (i) through (iii). Should the Company remedy the condition as set forth above, after which cure one or more of the conditions arises, then the Executive may assert Good Reason again, subject to all of the conditions set forth herein.

(d)             “Qualifying Termination” means a Separation which results from (i) the Company terminating the Executive’s employment for any reason other than Cause or (ii) the Executive voluntarily resigning his or her employment for Good Reason. A termination or resignation due to the Executive’s death or disability shall not constitute a Qualifying Termination.

(e)             “Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.

7.                Successors.

(a)             Company’s Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets or which becomes bound by this Agreement by operation of law.

(b)             Executive’s Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.                Miscellaneous Provisions.

(a)             Section 280G.

(i)               Best After-Tax Result. In the event that any payment or benefit received or to be received by Executive pursuant to this Agreement or otherwise (“Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this subsection (a), be subject to the excise tax imposed by Section 4999 of the Code, any successor provisions, or any comparable federal, state, local or foreign excise tax (“Excise Tax”), then, subject to the provisions of Section 8(a)(ii), such Payments shall be either (A) provided in full pursuant to the terms of this Agreement or any other applicable agreement or (B) provided as to such lesser extent which would result in no portion of such Payments being subject to the Excise Tax (“Reduced Amount”), whichever of the foregoing amounts, taking into account the applicable federal, state, local and foreign income, employment and other taxes and the Excise Tax (including, without limitation, any interest or penalties on such taxes), results in the receipt by Executive, on an after-tax basis, of the greatest amount of payments and benefits provided for hereunder or otherwise, notwithstanding that all or some portion of such Payments may be subject to the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Section shall be made by independent tax counsel designated by the Company and reasonably acceptable to Executive (“Independent Tax Counsel”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required under this Section, Independent Tax Counsel may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that Independent Tax Counsel shall assume that Executive pays all taxes at the highest marginal rate. The Company and Executive shall furnish to Independent Tax Counsel such information and documents as Independent Tax Counsel may reasonably request in order to make a determination under this Section. The Company shall bear all costs that Independent Tax Counsel may reasonably incur in connection with any calculations contemplated by this Section. In the event that the foregoing subsection 8(a)(ii)(B) applies, then based on the information provided to Executive and the Company by Independent Tax Counsel, Independent Tax Counsel shall determine which and how much of the Payments (including the accelerated vesting of equity compensation awards) to be otherwise received by Executive shall be eliminated or reduced (as long as after such determination the value (as calculated by Independent Tax Counsel in accordance with the provisions of Sections 280G and 4999 of the Code) of the amounts payable or distributable to Executive equals the Reduced Amount). If the Internal Revenue Service (the “IRS”) determines that any Payment is subject to the Excise Tax, then Section 8(a)(ii) hereof shall apply, and the enforcement of Section 8(a)(ii) shall be the exclusive remedy to the Company.

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(ii)              Adjustments. If, notwithstanding any reduction described in the foregoing Section 8(a)(i) (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of one or more Payments, then Executive shall be obligated to surrender or pay back to the Company, within one-hundred twenty (120) days after a final IRS determination, an amount of such payments or benefits equal to the “Repayment Amount.” The Repayment Amount with respect to such Payments shall be the smallest such amount, if any, as shall be required to be surrendered or paid to the Company so that Executive’s net proceeds with respect to such Payments (after taking into account the payment of the Excise Tax imposed on such Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to such Payments shall be zero (0) if a Repayment Amount of more than zero (0) would not eliminate the Excise Tax imposed on such Payments or if a Repayment Amount of more than zero would not maximize the net amount received by Executive from the Payments. If the Excise Tax is not eliminated pursuant to this Section 8(a)(ii), Executive shall pay the Excise Tax.

(b)             Section 409A. To the extent (i) any payments to which Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code and (ii) Executive is deemed at the time of such termination of employment to be a “specified” employee under Section 409A of the Code, then such payment or payments shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from the Executive’s Separation and (ii) the date of Executive’s death following such Separation; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including (without limitation) the additional twenty percent (20%) tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Executive or Executive’s beneficiary in one lump sum (without interest). Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement (or otherwise referenced herein) is determined to be subject to (and not exempt from) Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement or in kind benefits to be provided in any other calendar year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Agreement (or referenced in this Agreement) are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A.

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(c)             Other Arrangements. This Agreement supersedes any and all cash severance arrangements and vesting acceleration arrangements under any prior option agreement, restricted stock unit agreement, performance-based restricted stock unit agreement, severance and salary continuation arrangements, programs and plans which were previously offered by the Company to the Executive, including any vesting acceleration arrangements pursuant to an employment agreement or offer letter, for the period that this Agreement is in effect, and Executive hereby waives Executive’s rights to such other benefits for such period, [in the case of Michael Pope, the following provision shall be added: “, provided, however, that Executive shall continue to be eligible for the vesting of the first 25% of the PBRSU granted pursuant to his offer letter dated October 21, 2015 in accordance with the terms of that offer letter”]. In no event shall any individual receive cash severance benefits under both this Agreement and any other severance pay or salary continuation program, plan or other arrangement with the Company.

(d)             Dispute Resolution. To ensure rapid and economical resolution of any and all disputes that might arise in connection with this Agreement, Executive and the Company agree that any and all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, will be resolved solely and exclusively by final, binding, and confidential arbitration, by a single arbitrator, in San Mateo County, and conducted by the American Arbitration Association under its then-existing employment rules and procedures. Nothing in this Section 8(d), however, is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Each party to an arbitration or litigation hereunder shall be responsible for the payment of its own attorneys’ fees.

(e)             Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or deposited with Federal Express Corporation, with shipping charges prepaid. In the case of the Executive, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(f)               Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(g)             Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(h)             Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(i)               Post-Termination Findings. The Company may conclude that a breach of this Agreement or a finding of “Cause” may have occurred following the termination of employment, in which case, any then-unpaid benefits hereunder shall cease and the Executive shall promptly cancel any accelerated equity rights hereunder and return any previously paid benefits (on a pre-tax basis).

(j)               No Retention Rights. Nothing in this Agreement shall confer upon the Executive any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any subsidiary of the Company or of the Executive, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

(k)             Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (other than its choice-of-law provisions).

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(Signature page follows.)

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IN WITNESS WHEREOF, each of the parties has executed this Retention Agreement, in the case of the Company, by its duly authorized officer, as of the day and year first above written.

EXECUTIVE	SHUTTERFLY, INC.

[Name]	Name:
Title:

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